                                                                      EXHIBIT 11

                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                  ------------------------------------------
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)


                                                     Year Ended Last Friday in December
                                         ----------------------------------------------------------
                                          1994 (A)    1993 (A)     1992 (A)      1991        1990
                                         ----------  ----------  ----------  ----------  ----------
                                         (52 Weeks)  (53 Weeks)  (52 Weeks)  (52 Weeks)  (52 Weeks)
Primary:
Earnings before cumulative
 effect of changes in accounting
 principles                               $1,016,761  $1,394,359   $952,405    $696,117   $191,856
Cumulative effect of changes in
 accounting principles                             -     (35,420)   (58,580)          -          -
                                          ----------  ----------   --------    --------   --------
Net earnings                               1,016,761   1,358,939    893,825     696,117    191,856
Preferred stock dividends                    (12,711)     (5,381)    (6,339)    (17,725)   (23,924)
                                          ----------  ----------   --------    --------   --------
Net earnings applicable to
 common stockholders                      $1,004,050  $1,353,558   $887,486    $678,392   $167,932
                                          ==========  ==========   ========    ========   ========
Weighted average shares outstanding:
  Common stock                               195,661     209,276    207,730     204,754    205,220
  Assuming issuance of shares relating
   to employee incentive plans                15,580      17,055     18,672      20,596      5,832
                                          ----------  ----------   --------    --------   --------
Total shares                                 211,241     226,331    226,402     225,350    211,052
                                          ==========  ==========   ========    ========   ========
Per common share amounts:
  Earnings before cumulative
   effect of changes in accounting
   principles                             $     4.75  $     6.14   $   4.18    $   3.01   $    .80
  Cumulative effect of changes in
   accounting principles                           -        (.16)      (.26)          -          -
                                          ----------  ----------   --------    --------   --------
Net earnings                              $     4.75  $     5.98   $   3.92    $   3.01   $    .80
                                          ==========  ==========   ========    ========   ========

Fully diluted:
Earnings before cumulative
 effect of changes in accounting
 principles                               $1,016,761  $1,394,359   $952,405    $696,117   $191,856
Cumulative effect of changes in
 accounting principles                             -     (35,420)   (58,580)          -          -
                                          ----------  ----------   --------    --------   --------
Net earnings                               1,016,761   1,358,939    893,825     696,117    191,856
Preferred stock dividends                    (12,711)     (5,381)    (6,339)    (17,725)   (23,924)
                                          ----------  ----------   --------    --------   --------
Net earnings applicable to common
 stockholders                             $1,004,050  $1,353,558   $887,486    $678,392   $167,932
                                          ==========  ==========   ========    ========   ========

Weighted average shares outstanding:
  Common stock                               195,661      209,276    207,730    204,754    205,220
  Assuming issuance of shares relating
   to employee incentive plans                16,034       18,204     19,124     25,162      5,832
                                          ----------   ----------   --------   --------   --------
Total shares                                 211,695      227,480   $226,854    229,916    211,052
                                          ==========   ==========   ========   ========   ========

Per common share amounts:
  Earnings before cumulative
   effect of changes in accounting
   principles                             $    4.74    $    6.11    $   4.17   $   2.95   $    .80
  Cumulative effect of changes in
   accounting principles                          -         (.16)       (.26)         -          -
                                          ---------    ---------    --------   --------   --------
Net earnings                              $    4.74    $    5.95    $   3.91   $   2.95   $    .80
                                          =========    =========    ========   ========   ========

(A) In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate Per Common Share Earnings in 1994, 1993, and 1992.